Press Release

Contact:	Paul R. Streiber Investor Relations (214) 303-2702 paul.streiber@radiologix.com	FOR IMMEDIATE RELEASE

RADIOLOGIX, INC. AMENDS CREDIT FACILITY

Amended $35 Million Credit Facility With GE Healthcare Financial Services Increases
Liquidity

     DALLAS, Jan. 8 — Radiologix, Inc. (Amex: RGX), a leading national provider of diagnostic imaging services, today announced that it amended and restated its $35.0 million credit facility with GE Healthcare Financial Services. The amended credit facility permits Radiologix to borrow up to 85 percent of the value of qualified receivables. Radiologix currently has access to the full $35.0 million under the amended credit facility. The amended credit facility has a term of 60 months, expiring on December 31, 2008.

     “We are very pleased with this modification to our capital structure and increasingly comfortable with our liquidity, which positions us to absorb any cash fluctuations caused by the implementation of HIPAA EDI requirements, be more competitive in our markets and expand our business,” said Stephen D. Linehan, president and C.E.O. of Radiologix.

About Radiologix

     Radiologix (http://www.radiologix.com) is a leading national provider of diagnostic imaging services, owning and operating multi-modality diagnostic imaging centers that use advanced imaging technologies such as positron emission tomography (“PET”), magnetic resonance imaging (“MRI”), computed tomography (“CT”) and nuclear medicine, as well as x-ray, general radiography, mammography, ultrasound and fluoroscopy. The diagnostic images created, and the radiology reports based on these images, enable more accurate diagnosis and more efficient management of illness for ordering physicians. Radiologix owns or operates 109

-more-

RADIOLOGIX, INC. AMENDS CREDIT FACILITY
January 8, 2004

imaging centers located in 16 states, with concentrated geographic coverage in markets located in California, Florida, Kansas, Maryland, New York, Texas and Virginia.

About GE Healthcare Financial Services

     GE Healthcare Financial Services, a unit of GE Commercial Finance, is a provider of capital, financial solutions, and related services for the global healthcare market. With $12 billion in assets, GE Healthcare Financial Services offers a full range of financing capabilities from equipment leasing and real estate financing to working capital lending and vendor programs. With its knowledge of all aspects of healthcare from hospitals and long-term care facilities to physicians’ practices and life sciences, GE Healthcare Financial Services works with customers to create tailored financial solutions that help them improve their productivity and profitability. For more information, visit GE Healthcare Financial Services’ Web site at http://www.gehealthcare.com.

Safe Harbor Statement

     This press release contains forward-looking statements that relate to future financial results or business expectations and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Such statements give our current expectations or forecasts of future events; they do not relate strictly to historical or current facts. Any forward-looking statement speaks only as of the date on which such statement is made. The information in this press release is as of January 7, 2004. Radiologix undertakes no obligation to update any forward-looking statement or statements to reflect new events or circumstances or future developments.

     We have tried, whenever possible, to identify such statements by using words such as “anticipated,” “estimates,” “expect,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operations or financial performances. These statements are subject to risks and uncertainties that exist in the Company’s operations and business environment. Business plans may change as circumstances warrant and actual results may differ materially from any forward-looking statements, which reflect the management’s

-more-

RADIOLOGIX, INC. AMENDS CREDIT FACILITY
January 8, 2004

opinion only as of the date hereof. Such risks and uncertainties include, but are not limited to, those associated with the Company’s acquisition and expansion strategy; integration of the Company’s affiliated physician practices and newly acquired imaging centers; the Company’s ability to achieve operating efficiencies and engage in successful new development efforts; regulatory changes; the enforceability of its Service Agreements and related documents; reimbursement trends; governmental policies; and general economic and business conditions. Such risks and uncertainties, as well as additional risk factors which could affect the forward-looking statements made in this press release, are included in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2002, and its periodic reports on Forms 10-Q and 8-K (if any).

     We cannot guarantee that any forward-looking statements will be realized, although we believe we have been prudent in our plans and assumptions. Achievement of future results is subject to risks, uncertainties and potentially inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from past results and those anticipated, estimated or projected. Investors should bear this in mind as they consider forward-looking statements.

# # #